Exhibit 5.1

DUKE ENERGY BUSINESS SERVICES LLC

550 S. Tryon Street

Charlotte, North Carolina 28202

December 12, 2017

Duke Energy Florida, LLC
299 First Avenue North
St. Petersburg, Florida 33701

Re:  Duke Energy Florida, LLC, $400,000,000 aggregate principal amount of 2.10% Amortizing Senior Notes due 2019

Ladies and Gentlemen:

I am Deputy General Counsel of Duke Energy Business Services LLC, the service company affiliate of Duke Energy Florida, LLC, a Florida limited liability company (the “Company”), and in such capacity I have acted as counsel to the Company in connection with the public offering of $400,000,000 aggregate principal amount of the Company’s 2.10% Amortizing Senior Notes due 2019 (the “Securities”), to be issued pursuant to an Indenture (For Debt Securities) (the “Original Indenture”), dated as of December 7, 2005, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of December 12, 2017 (the “Supplemental Indenture”) (as so supplemented, the “Indenture”).  On December 7, 2017, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and UBS Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

I am a member of the bar of the State of North Carolina and my opinion set forth herein is limited to the laws of the State of New York and the State of Florida.  I do not express any opinion with respect to the laws of any other jurisdiction, or as to the effect thereof on the opinion herein stated.  In rendering the opinion set forth herein, with respect to matters of Florida law, I have relied on the opinion of Dianne M. Triplett, Esq., Deputy General Counsel of Duke Energy Business Services LLC, the service company affiliate of the Company, attached hereto as Annex I.

In connection with this opinion, I or attorneys under my supervision (with whom I have consulted) have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

(a)                                 the registration statement on Form S-3, as amended (File No. 333-213765-04) of the Company originally filed on September 23, 2016, and subsequently filed on January 26, 2017, with the Securities and Exchange Commission (the “Commission”) under the Securities Act, allowing for delayed offerings pursuant to Rule 415 under the Securities Act and the information deemed to be a part of such registration statement as of the date hereof pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) and the information incorporated or deemed to be incorporated by reference in such registration statement pursuant to Item 12 of Form S-3 under the Securities Act (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)                                 the prospectus, dated January 26, 2017, including the information incorporated or deemed to be incorporated by reference therein, which forms a part of and is included in the Registration Statement in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(c)                                  the preliminary prospectus supplement, dated December 7, 2017, including the information incorporated or deemed to be incorporated by reference therein, relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)                                 the prospectus supplement, dated December 7, 2017,  including the information incorporated or deemed to be incorporated by reference therein (the “Prospectus Supplement”), relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e)                                  the Issuer Free Writing Prospectus filed with the Commission on December 7, 2017 pursuant to Rule 433(d) of the Rules and Regulations and Section 5(e) of the Underwriting Agreement;

(f)                                   an executed copy of the Underwriting Agreement;

(g)                                  an executed copy of the Indenture, including the Supplemental Indenture;

(h)                                 a specimen of the Securities;

(i)                                     the Articles of Organization of the Company, effective August 1, 2015;

(j)                                    the Limited Liability Company Operating Agreement of the Company, dated as of August 1, 2015;

(k)                                 resolutions of the Securities Pricing Committee of the Board of Directors of the Company (the “Board of Directors”), adopted at a meeting held on December 7, 2005, authorizing, among other things, the Original Indenture;

(l)                                     the Written Consent of the Board of Directors, effective September 16, 2016 (the “Resolutions”), authorizing, among other things, the filing of the Registration Statement and the issuance of the Company’s securities;

(m)                             the Written Consent of the Assistant Treasurer of the Company, effective December 7, 2017, acting pursuant to specific delegation made and authorization given by the Board of Directors pursuant to the Resolutions, relating to the offering of the Securities; and

(n)                                 a good standing certificate of the Company issued by the Secretary of State of the State of Florida on December 7, 2017.

I or attorneys under my supervision (with whom I have consulted) have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements and certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I or attorneys under my supervision (with whom I have consulted) have deemed necessary or appropriate as a basis for the opinions set forth below.

In my examination, I or attorneys under my supervision (with whom I have consulted) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of such copies.  In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company, had the power or will have the power, limited liability company or other, to enter into and perform all obligations thereunder and I have also assumed the due authorization by all requisite action, limited liability company or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth below, the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, I or attorneys under my supervision (with whom I have consulted) have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

The opinion set forth below is subject to the following further qualifications, assumptions and limitations:

(i)                                     the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and

(ii)                                  I do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Securities have been duly authorized and executed by the Company, and that when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement through incorporation by reference of a current report on Form 8-K.  I also hereby consent to the use of my name under the heading “Legal Matters” in the Prospectus Supplement.  In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Robert T. Lucas III
Robert T. Lucas III

Annex I

DUKE ENERGY BUSINESS SERVICES LLC

550 S. Tryon Street

Charlotte, North Carolina 28202

December 12, 2017

Robert T. Lucas III, Esq.

550 S. Tryon Street

Charlotte, North Carolina 28202

Re:          Duke Energy Florida, LLC, $400,000,000 aggregate principal amount of 2.10% Amortizing Senior Notes due 2019

Ladies and Gentlemen:

I am Deputy General Counsel of Duke Energy Business Services LLC, the service company affiliate of Duke Energy Florida, LLC, a Florida limited liability company (the “Company”), and in such capacity I have acted as counsel to the Company in connection with the public offering of $400,000,000 aggregate principal amount of the Company’s 2.10% Amortizing Senior Notes due 2019 (the “Securities”), to be issued pursuant to an Indenture (For Debt Securities) (the “Original Indenture”), dated as of December 7, 2005, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of December 12, 2017 (the “Supplemental Indenture”) (as so supplemented, the “Indenture”).  On December 7, 2017, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and UBS Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

I am a member of the bar of the State of Florida and my opinion set forth herein is limited to the laws of the State of Florida.  I do not express any opinion with respect to the laws of any other jurisdiction, or as to the effect thereof on the opinion herein stated.

In connection with this opinion, I or attorneys under my supervision (with whom I have consulted) have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

(a)                                 the registration statement on Form S-3, as amended (File No. 333-213765-04) of the Company originally filed on September 23, 2016, and subsequently filed on January 26, 2017, with the Securities and Exchange Commission (the “Commission”) under the Securities Act, allowing for delayed offerings pursuant to Rule 415 under the Securities

Act and the information deemed to be a part of such registration statement as of the date hereof pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) and the information incorporated or deemed to be incorporated by reference in such registration statement pursuant to Item 12 of Form S-3 under the Securities Act (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)                                 the prospectus, dated January 26, 2017, including the information incorporated or deemed to be incorporated by reference therein, which forms a part of and is included in the Registration Statement in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(c)                                  the preliminary prospectus supplement, dated December 7, 2017, including the information incorporated or deemed to be incorporated by reference therein, relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)                                 the prospectus supplement, dated December 7, 2017,  including the information incorporated or deemed to be incorporated by reference therein (the “Prospectus Supplement”), relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e)                                  the Issuer Free Writing Prospectus filed with the Commission on December 7, 2017 pursuant to Rule 433(d) of the Rules and Regulations and Section 5(e) of the Underwriting Agreement;

(f)                                   an executed copy of the Underwriting Agreement;

(g)                                  an executed copy of the Indenture, including the Supplemental Indenture;

(h)                                 a specimen of the Securities;

(i)                                     the Articles of Organization of the Company, effective August 1, 2015;

(j)                                    the Limited Liability Company Operating Agreement of the Company, dated as of August 1, 2015;

(k)                                 resolutions of the Securities Pricing Committee of the Board of Directors of the Company (the “Board of Directors”), adopted at a meeting held on December 7, 2005, authorizing, among other things, the Original Indenture;

(l)                                     the Written Consent of the Board of Directors, effective September 16, 2016 (the “Resolutions”), authorizing, among other things, the filing of the Registration Statement and the issuance of the Company’s securities;

(m)                             the Written Consent of the Assistant Treasurer of the Company, effective December 7, 2017, acting pursuant to specific delegation made and authorization given by the Board of Directors pursuant to the Resolutions, relating to the offering of the Securities; and

(n)                                 a good standing certificate of the Company issued by the Secretary of State of the State of Florida on December 7, 2017.

I or attorneys under my supervision (with whom I have consulted) have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements and certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I or attorneys under my supervision (with whom I have consulted) have deemed necessary or appropriate as a basis for the opinions set forth below.

In my examination, I or attorneys under my supervision (with whom I have consulted) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of such copies.  In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company, had the power or will have the power, limited liability company or other, to enter into and perform all obligations thereunder and I have also assumed the due authorization by all requisite action, limited liability company or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth below, the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, I or attorneys under my supervision (with whom I have consulted) have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Securities have been duly authorized and executed by the Company.

This opinion is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as an exhibit to the Registration Statement through incorporation by reference of a current report on Form 8-K, and I hereby consent to your attaching this opinion as an annex to such opinion.  In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Dianne M. Triplett
Dianne M. Triplett